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                                                                     EXHIBIT 8.1

                                  July 16, 2001

XCare.Net, Inc.
6400 Fiddler's Green Circle
Suite 1400
Englewood, Colorado 80111

Ladies and Gentlemen:

         We have acted as counsel to XCare.Net, Inc., a Delaware corporation ("XCare.Net") in connection with the proposed merger (the "Merger") by and among XCare.Net, Orbit Acquisition Corp., a Georgia Corporation and wholly-owned transitory merger subsidiary of XCare.Net ("Merger Sub"), and Healthcare.com Corporation, a Georgia corporation ("Healthcare.com") pursuant to an Agreement and Plan of Reorganization dated as of May 14, 2001 (the "Merger Agreement"). The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of XCare.Net which includes the Proxy Statement/Prospectus of Healthcare.com and XCare.Net (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

         In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that: (i) the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement, (ii) original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof; (iii) all representations, warranties and statements made or agreed to by XCare.Net, Merger Sub, Healthcare.com, and their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the certificates of representations to be provided to us by XCare.Net, Healthcare.com, and Merger Sub (the "Tax Representation Letters") are true and accurate at all relevant times; (iv) all covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or


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XCare.Net, Inc.
July 16, 2001
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breach of any material provision thereof; and (v) any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

         Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "The Merger - Material U.S. Federal Income Tax Considerations of the Merger," subject to the limitations and qualifications described therein, sets forth the material United States federal income tax considerations generally applicable to the Merger. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the United States federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service. No opinion is expressed as to any federal income tax consequences of the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,



                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI